EXHIBIT 99.1

JOINT FILING STATEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, $0.001 par value, of Tesla Motors, Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this agreement expressly authorizes Blackstar Investco LLC to file on its behalf any and all amendments to such Statement on Schedule 13G.

Dated: February 14, 2011

BLACKSTAR INVESTCO LLC

/s/ Ruben Simmons
Name:	Ruben Simmons
Title:	President

/s/ Alexander Nediger
Name:	Alexander Nediger
Title:	Assistant Secretary

DAIMLER NORTH AMERICA CORPORATION

/s/ Ruben Simmons
Name:	Ruben Simmons
Title:	President

/s/ Frank Wetter
Name:	Frank Wetter
Title:	Treasurer

DAIMLER AG

/s/ Herbert Kohler
Name:	Prof. Herbert Kohler
Title:	Vice President of Group Research & Advanced Engineering e-drive Future Mobility

/s/ Edgar Krökel
Name:	Dr. Edgar Krökel
Title:	Vice President, Mergers & Acquisitions/ Corporate Real Estate

AABAR BLACKSTAR HOLDINGS GMBH

/s/ Georg Thoma
Name:	Georg Thoma
Title:	Managing Director

/s/ Reinhard Stockum
Name:	Reinhard Stockum
Title:	Managing Director

AABAR EUROPE HOLDINGS GHBH

/s/ Mohamed Badawy Al-Husseiny
Name:	Mohamed Badawy Al-Husseiny
Title:	Director

AABAR INVESTMENTS PJS

/s/ Khadem Al Qubaisi
Name:	Khadem Al Qubaisi
Title:	Chairman

INTERNATIONAL PETROLEUM INVESTMENT COMPANY

/s/ Khadem Al Qubaisi
Name:	Khadem Al Qubaisi
Title:	Managing Director